Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-266329) and Form S-8 (Nos. 333-263786 and 333-257191) of Telesis Bio Inc. of our report dated March 22, 2023, which includes an explanatory paragraph relating to Telesis Bio Inc.’s ability to continue as a going concern, relating to the consolidated financial statements, which appears in this Annual Report on Form 10‑K.

/s/ WithumSmith+Brown, PC

San Francisco, California

March 22, 2023